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                                   EXHIBIT 4.7

            Warrant to Purchase Securities issued to Hare & Co. f/b/o John Hancock Small Cap Value Fund, dated September 25, 2001



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         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE
         NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                         WARRANT TO PURCHASE SECURITIES
                                       OF
                         GALAXY NUTRITIONAL FOODS, INC.

                          Void after September 25, 2006

                  This Warrant is issued to Hare & Co. f/b/o John Hancock Small Cap Value Fund, or its registered assigns (the "Holder") by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation (the "Company"), on September 25, 2001 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of a Securities Purchase Agreement dated of even date herewith (the "Purchase Agreement") in connection with an equity investment in the Company by the Holder. Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Purchase Agreement.

         Number of Shares Subject to Warrant. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a price equal to the Exercise Price (as defined in Section 2 below), shares of the Warrant Stock.

         For purposes of this Warrant:

                           (A)      "Common Stock" shall mean the Company's
common stock, $0.01 par value.

                           (B)      "Warrant Stock" shall mean 140,000 shares of
the Company's Common Stock, subject to adjustment as described in Section 7 below;

                           (C)      "Shares" shall mean fully paid and
non-assessable shares of Common Stock;

         Exercise Price. The per share purchase price for the Shares shall be the Purchase Price (as defined in the Purchase Agreement) plus $1.00 (the "Exercise Price"). The Exercise Price shall be subject to adjustment pursuant to
Section 7 hereof.

         Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time. On the Expiration Date, all Warrants evidenced hereby shall thereafter be void and of no further force and effect. Whether or not surrendered to the Company by the Holder, this Warrant shall be deemed canceled upon the expiration hereof.


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         Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

         Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable).

         Issuance of Shares. The Company hereby covenants that it will duly and validly reserve shares of Common Stock for issuance upon exercise of this Warrant. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof. The Shares issued hereunder shall have the same rights and obligations pertaining to the other shares of Common Stock issued previously by the Company.

         Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the exercise or expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional Common Stock as a dividend with respect to any of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate Exercise Price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  Reclassification, Reorganization and Consolidation. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or dividend provided for in Section 7(a) above), then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder of the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.


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                  Adjustment to Number of Shares. Upon each adjustment of the
Exercise Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (x) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant, and (ii) the Exercise Price, in each case as in effect immediately before such adjustment by (y) the adjusted Exercise Price.

                  Notice of Adjustment. When any adjustment is required to be made to the Exercise Price or in the number or kind of Shares purchasable upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the adjusted Exercise Price or number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

         Assumption of Warrant. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be an acquisition of the Company by another entity by means of a merger, reorganization or consolidation of the Company or any other transaction in which the owners of the Company's outstanding voting power immediately prior to such transaction own, directly or indirectly, less than 51% of the voting power of the resulting or surviving entity immediately upon completion of such transaction, then, as a part of such acquisition, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition if this Warrant had been exercised immediately before such acquisition.

         No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of any fractional Share the Company shall make a cash payment therefor on the basis of the closing sale price of the Common Stock on the AMEX Stock Exchange (or any successor exchange or quotation system on which the Common Stock is listed or quoted) on the date of exercise.

         No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant or the Purchase Agreement.

         Compliance With Securities Act; Transferability of Warrant or Shares.

                  Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the Securities Act, or any applicable state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, OFFERED FOR SALE, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED


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         EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
         SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM, AND, IF REQUESTED BY THE COMPANY, THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THAT EFFECT. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE."

                  Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 15 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

         Restricted Securities. The Holder understands that this Warrant and the Shares issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for herein and in the Purchase Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth in the Purchase Agreement. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

         Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

         Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) three business days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holder hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth below (or at such other place as the Holder shall notify the Company hereof in writing):

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                  To the Company:           GALAXY NUTRITIONAL FOODS, INC.
                                            2441 Viscount Road
                                            Orlando, Florida 23809
                                            Telecopier: (407) 855-1099
                                            Attn:  Mr. Angelo S. Morini

                  With a copy to:           Baker & Hostetler LLP
                                            200 S. Orange Avenue
                                            SunTrust Center, Suite 2300
                                            Telecopier: (407) 841-0168
                                            Attn:  Kenneth C. Wright, Esq.

                  To the Holder as provided on the signature page of this Warrant.

         Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         Governing Law. This Warrant shall be governed by the laws of the State of Florida, without regard to the choice or conflict of laws principles thereof.


                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

                             COMPANY

                             GALAXY NUTRITIONAL FOODS, INC.


                             By:      /s/ Angelo S. Morini
                                ------------------------------------------------
                                Name: Angelo S. Morini
                                Title:  Chief Executive Officer

                             HOLDER


                             HARE & CO F/B/O JOHN HANCOCK SMALL CAP VALUE FUND

                             By:    /s/ Robert C. Pieroni
                                ------------------------------------------------
                             Name: Robert C. Pieroni
                                  ----------------------------------------------


                             Holder's address for its principal place
                             of business is as follows:
                                               See page 5
                             ---------------------------------------------------

                             ---------------------------------------------------


                             Holder's address for notice
                             purposes (if different than
                             above):

                                               See page 5
                             ---------------------------------------------------

                             ---------------------------------------------------


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                                    EXHIBIT A

                               NOTICE OF EXERCISE


To:  GALAXY NUTRITIONAL FOODS, INC.

                           The undersigned hereby elects to [check applicable
subsection]:

________                   (a)      Purchase ________ Shares (as defined in the
                                    attached Warrant) of GALAXY NUTRITIONAL
                                    FOODS, INC., pursuant to the terms of the attached Warrant and payment of the Exercise
                                    Price per Share required under such Warrant accompanies this notice;

                           OR

________                   (b)      Exercise the attached Warrant or portion
                                    thereof for all of ___________ Shares under the Warrant pursuant to the net exercise provisions of Section 4 of such Warrant.

                  The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act, as presently in effect. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Date:_______________________                WARRANTHOLDER:

                                            By:
                                               ---------------------------------
                                               Name:
                                               Address:




Name in which shares should be registered:  ________________


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                                    EXHIBIT B

                                 ASSIGNMENT FORM

TO:      GALAXY NUTRITIONAL FOODS, INC.


The undersigned hereby assigns and transfers unto _____________________________ of ______________________________________________ (Please typewrite or print in block letters) the right to purchase ____________ Shares (as defined in the Warrant) of GALAXY NUTRITIONAL FOODS, INC. subject to the Warrant, dated as of _____________________________, by and between GALAXY NUTRITIONAL FOODS, INC. and the undersigned (the "Warrant").

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

In addition, the undersigned and/or its assignee will provide such evidence as is reasonably requested by, GALAXY NUTRITIONAL FOODS INC., to evidence compliance with applicable securities laws as contemplated by Sections 11 and 12 of the Warrant.


Date:_______________________                By:
                                               ---------------------------------


                                            ------------------------------------
                                            (Print Name of Signatory)


                                            ------------------------------------
                                            (Title of Signatory)